                                                                      EXHIBIT 99



[VALUEVISION. LOGO]                         VALUEVISION MEDIA
                                            6740 Shady Oak Road
                                            Minneapolis, MN 55344-3433
                                            Contact: Anthony Giombetti
                                            Director, Corporate Communications
                                            952-943-6017, agiombetti@shopnbc.com







For Immediate Release


           VALUEVISION MEDIA REPORTS RECORD FISCAL FIRST QUARTER 2003
                              TV AND INTERNET SALES
                Company Meets Guidance, Exceeds Topline Estimates

MINNEAPOLIS, MINN. -- MAY 20, 2003 -- VALUEVISION MEDIA (NASDAQ: VVTV), which owns and operates ShopNBC and ShopNBC.com, today announced financial results for the first quarter ended April 30, 2003.


FINANCIAL AND DISTRIBUTION HIGHLIGHTS FOR THE FIRST QUARTER ENDED APRIL 30, 2003

o Consolidated net sales a first quarter record $143 million, up 8% over prior-year period

o Internet net sales a first quarter record $25 million, up 8% over previous-year quarter

o    EBITDA (as defined below) was $4.4 million

o Full-time equivalent (FTE) homes of 52.6 million, up 2.1 million from last quarter

"The past few months continued to present a challenging retail environment. The confluence of a difficult economy, the war in Iraq, and retail sales in general continue to affect consumer confidence and purchase decision making," said Gene McCaffery, ValueVision Media Chairman and CEO. "Our revenue for the quarter exceeded our expectations with a strong finish in April. We had pre-planned for a difficult sales environment anticipating the conflict in Iraq. Promotional activity was heightened to increase our penetration during lower viewership created by news and events."

Added McCaffery, "We continue to experience significant household growth with each quarter, adding 2.1 million new homes this period in addition to the 2.4 million added last quarter. While the added distribution costs are always challenging in the short run, the positioning for longer-term benefits is compelling. We continue to invest in strengthening our management and buying staff to address the opportunities afforded by these distribution additions, and to better merchandise and price our programs to increase sales and margin per household."

Dick Barnes, ValueVision Media EVP, COO, & CFO, said: "While net sales were higher than expected in the quarter, EBITDA was impacted by approximately $1.3 million of incremental operating expenses associated with the stronger than expected FTE growth in the period, the establishment of a reserve for a pending litigation settlement, and legal fees for a discontinued business development initiative. Gross margin of 37% improved again versus the prior quarter, but continued to be impacted by higher levels of promotion in a difficult retail environment."

Added Barnes, "Cash, cash equivalents, and short-term investments ended the quarter at $138 million. Inventory balances declined again by a further $2 million and have returned to more normalized levels. Finally, we repurchased 567,000 shares of common stock at average prices of $10.90 per share or $6.2 million."

EBITDA as reported was $4.4 million. The Company defines EBITDA as its operating income for respective periods being reported excluding depreciation and amortization expense. This includes a gain of $4.4 million on the previously reported sale of 10 low-powered television stations, which closed during the quarter. Net income was $532,000 inclusive of the item identified above. There has been no tax provision recorded in the current quarter due to the Company's ability to utilize previously reserved capital loss carryforwards against the low-power television station gain.

BUSINESS HIGHLIGHTS FOR THE FIRST QUARTER ENDED APRIL 30, 2003

ValueVision Media Completes Purchase of Full Power Television Station WWDP in Boston, Completes Sale of Low Power Television Stations

o    ShopNBC Continues to Add New Brands and Shows

o    ShopNBC Credit Card Surpasses 150,000 Account Holders

o    FanBuzz Continues to Expand Client List

o    Annual Shareholders' Meeting Announced

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VALUEVISION MEDIA COMPLETES PURCHASE OF FULL POWER TELEVISION STATION WWDP IN
BOSTON, COMPLETES SALE OF LOW POWER TELEVISION STATIONS
During the quarter, ValueVision completed the purchase of the full power television station WWDP TV-46 in Boston, which reaches approximately 1.8 million cable households. The Company invested approximately $33 million to acquire the television station in order to build a long-term and cost effective distribution strategy in the attractive Boston area. The deal closed with FCC approval. ValueVision also completed the sale of 10 low power television stations for approximately $5 million in the period, resulting in a $4.4 million gain on the sale.


SHOPNBC CONTINUES TO ADD NEW BRANDS AND SHOWS
ShopNBC continued to add new brands and shows to its programming line-up. During the first quarter, the Company entered into commerce agreements with Dell, Discovery Channel's retail division, Sirius Satellite Radio, Danbury Mint, Premier Collectibles (coins), Versace and Mikasa crystal, Dirt Devil, and Cuisinart, to mention a few. These developments are the latest additions to an on-going list of brand names including Bose, Solutions, AOL, Gevalia, ProFlowers, and Omaha Steaks.


SHOPNBC CREDIT CARD SURPASSES 150,000 ACCOUNT HOLDERS
ShopNBC achieved a milestone with its 18 month old private label credit card by surpassing the 150,000 account holders mark with an open-to-buy of approximately $300 million. The ShopNBC card has proven to be a successful marketing promotion and customer loyalty tool as well as financially attractive because it generates incremental revenue to our top line and significant savings to our bottom line by lowering processing fees.

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FANBUZZ CONTINUES TO EXPAND CLIENT LIST
FanBuzz, a wholly owned subsidiary of ValueVision and a leading provider of e-commerce solutions to major media and brand companies, continued to expand its client list of sports and entertainment media companies during the first quarter. In addition to signing e-commerce and fulfillment agreements with the Arena Football League and two national governing bodies of amateur sports (USA Basketball, and USA Gymnastics), FanBuzz also now powers the online store of The Weather Channel.


ANNUAL SHAREHOLDERS' MEETING ANNOUNCED
The Company will hold its Annual Shareholders Meeting on Thursday, June 26, 2003 at the Marriott Southwest in Minnetonka, MN, from 10:00 a.m. to noon. Details will be mailed to shareholders of record in late May.

OUTLOOK FOR THE SECOND QUARTER ENDING JULY 31, 2003
o Consolidated net sales expected to be $142 million to $147 million, up 11% to 15% over the prior- year period

o    EBITDA for the quarter expected to be $2 million to $4 million

"With the war in Iraq behind us and signs of improvement in consumer confidence, we are cautiously optimistic as we look forward," said Barnes. "However, we do expect the retail promotional environment to remain challenging in the short-term. Moreover, we will continue to invest in expanding our program distribution and putting in place the building blocks to support category diversification."


This release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are accordingly subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): consumer spending and debt levels; interest rates; competitive pressures on sales, pricing and gross profit margins; the level of cable

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distribution for the Company's programming and the fees associated therewith;
the success of the Company's e-commerce initiatives; the success of its strategic alliances and relationships; the ability of the Company to manage its operating expenses successfully; risks associated with acquisitions; changes in governmental or regulatory requirements; litigation or governmental proceedings affecting the Company's operations; and the ability of the Company to obtain and retain key executives and employees. More detailed information about those factors is set forth in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. The Company is under no obligation (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.


ValueVision Media operates in the converged world of television, the Internet, and e-commerce. The live home shopping industry, the majority of ValueVision's business, is $7 billion and growing at a double digit rate annually while the attendant e-commerce space is many times that size and also growing substantially. The Company owns and operates the nation's third largest home shopping network, ShopNBC, with fiscal 2002 sales of $555 million. At the close of fiscal 2002, ShopNBC was broadcast into approximately 55 million cable and satellite homes. The Company also operates ShopNBC.com, which contributed $94 million in sales in fiscal 2002. In addition, the Company operates wholly owned subsidiary FanBuzz, a leading provider of e-commerce solutions to sports, entertainment, and media brands, such as the National Hockey League and The Weather Channel. GE Equity and NBC own approximately 40% of ValueVision Media. For more information, please visit the Company's website at www.valuevisionmedia.com

                                       ###

                             VALUEVISION MEDIA, INC.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except share and per share data)
                                   (Unaudited)

                                                         FOR THE THREE MONTHS ENDED
                                                                  APRIL 30,
                                                        ----------------------------
                                                            2003            2002
                                                        ------------    ------------

NET SALES                                               $    143,475    $    132,849
COST OF SALES                                                 90,386          81,030
                                                        ------------    ------------
    Gross profit                                              53,089          51,819
                                                        ------------    ------------


OPERATING (INCOME) EXPENSE:
    Distribution and selling                                  47,677          42,352
    General and administrative                                 5,398           4,161
    Depreciation and amortization                              4,253           3,321
    Gain on sale of television stations                       (4,417)             --
                                                        ------------    ------------
      Total operating (income) expense                        52,911          49,834
                                                        ------------    ------------
OPERATING INCOME                                                 178           1,985
                                                        ------------    ------------

OTHER INCOME (EXPENSE):
    Loss on sale and conversion of investments                    --              (6)
    Unrealized gain on security holdings                          --           1,021
    Write-down of investments                                     --            (985)
    Equity in losses of affiliates                                --          (2,098)
    Interest income                                              354           1,035
                                                        ------------    ------------
      Total other income (expense)                               354          (1,033)
                                                        ------------    ------------
INCOME BEFORE INCOME TAXES                                       532             952

Income tax provision                                              --             343
                                                        ------------    ------------

NET INCOME                                                       532             609

ACCRETION OF REDEEMABLE
    PREFERRED STOCK                                              (71)            (70)
                                                        ------------    ------------

NET INCOME AVAILABLE TO
    COMMON SHAREHOLDERS                                 $        461    $        539
                                                        ============    ============

NET INCOME PER COMMON SHARE                             $       0.01    $       0.01
                                                        ============    ============

NET INCOME PER COMMON SHARE
      ---ASSUMING DILUTION                              $       0.01    $       0.01
                                                        ============    ============

Weighted average number of common shares outstanding:
        Basic                                             35,981,187      38,153,172
                                                        ============    ============
        Diluted                                           42,500,565      46,558,647
                                                        ============    ============






                                            SUBSCRIBER INFORMATION (estimated in millions)

                                                 APRIL 30,     JANUARY 31,     APRIL 30,
                                                   2003           2003           2002
                                                ----------     -----------    ----------

Full-time Equivalent Subscribers                   52.6           50.5           45.2
Total Subscribers                                  58.6           55.1           53.0
Full-time Subscribers                              45.8           44.1           37.7



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                    VALUEVISION MEDIA, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS



                                                                     APRIL 30,   JANUARY 31,
                                                                       2003         2003
                                                                     ---------   -----------
                                                                (In thousands, except share data)
                                     ASSETS
CURRENT ASSETS:
      Cash and cash equivalents                                      $  74,749    $  55,109
      Short-term investments                                            63,316      113,525
      Accounts receivable, net                                          60,641       76,734
      Inventories                                                       59,347       61,246
      Prepaid expenses and other                                         7,193        7,449
                                                                     ---------    ---------
        Total current assets                                           265,246      314,063
PROPERTY AND EQUIPMENT, NET                                             52,298       39,905
FCC LICENSES                                                            31,943           --
NBC TRADEMARK LICENSE AGREEMENT, NET                                    24,334       25,141
CABLE DISTRIBUTION AND MARKETING AGREEMENT, NET                          5,117        5,341
GOODWILL                                                                 9,442        9,442
OTHER INTANGIBLE  ASSETS, NET                                            1,064        1,242
INVESTMENTS AND OTHER ASSETS                                            10,405       11,140
                                                                     ---------    ---------
                                                                     $ 399,849    $ 406,274
                                                                     =========    =========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
      Accounts payable                                               $  53,977    $  56,961
      Accrued liabilities                                               32,396       30,310
      Income taxes payable                                                  76          226
                                                                     ---------    ---------
        Total current liabilities                                       86,449       87,497


LONG-TERM CAPITAL LEASE OBLIGATIONS                                      1,323        1,669

SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK,
      $.01 PAR VALUE, 5,339,500 SHARES AUTHORIZED; 5,339,500
      SHARES ISSUED AND OUTSTANDING                                     42,533       42,462


SHAREHOLDERS' EQUITY:
      Common stock, $.01 par value, 100,000,000 shares authorized;
        35,657,277 and 36,171,250 shares issued and outstanding            356          362

      Common stock purchase warrants;
        8,235,343 and 8,235,343 shares                                  47,638       47,638

      Additional paid-in capital                                       239,677      244,134

      Accumulated other comprehensive losses                            (2,233)      (2,517)

      Deferred compensation                                             (1,367)          --

      Note receivable from officer                                      (4,115)      (4,098)

      Accumulated deficit                                              (10,412)     (10,873)
                                                                     ---------    ---------
        Total shareholders' equity                                     269,544      274,646
                                                                     ---------    ---------
                                                                     $ 399,849    $ 406,274
                                                                     =========    =========

VALUE VISION MEDIA, INC.
OPERATING STATISTICS

                                                                                   FIRST QUARTER               FIRST QUARTER
                                                                                     30-APR-03                   30-APR-02
                                                                                     ---------                   ---------
ENDING FTE HOUSEHOLDS:  (IN MILLIONS)
  Cable                                                                                            34.4                        29.1
  Satellite                                                                                        18.2                        16.1
                                                                                   -------------------------------------------------
  Total                                                                                            52.6                        45.2
                                                                                   =================================================



SHOPNBC MERCHANDISE SALES MIX:
  Jewelry                                                                                           68%                         71%
  Computers & Accessories                                                                           15%                         16%
  Others                                                                                            17%                         13%
                                                                                   -------------------------------------------------
  Total                                                                                            100%                        100%
                                                                                   =================================================


EBITDA (AS DEFINED) (000'S) (A)                                                    $              4,431         $             5,306
                                                                                   =================================================


A reconciliation of EBITDA to operating income is as follows:

EBITDA as presented                                                                $              4,431         $             5,306
Less:
Depreciation and amortization                                                                    (4,253)                     (3,321)
                                                                                   -------------------------------------------------
     Operating income                                                              $                178         $             1,985
                                                                                   =================================================



(a) EBITDA as defined for this statistical presentation represents operating income for the respective periods excluding depreciation and amortization expense.